Exhibit (m)(1)(ii)


                         NEUBERGER BERMAN EQUITY FUNDS
                                  TRUST CLASS

                          PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

       The Trust Class of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:


                                            Fee (as a Percentage of Average
       Series                               Daily Net Assets of Trust Class)
       ------                               --------------------------------

Neuberger Berman Focus Fund                               0.10%

Neuberger Berman Guardian Fund                            0.10%

Neuberger Berman Millennium Fund                          0.10%

Neuberger Berman Partners Fund                            0.10%

Neuberger Berman Real Estate Fund                         0.10%

Neuberger Berman Regency Fund                             0.10%

Neuberger Berman Socially Responsive Fund                 0.10%



Dated: May 1, 2002